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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): July 30, 1999 (July 16, 1999)


                               HEALTH POWER, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                       0-23220                   31-1145640
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(State or other jurisdiction of        (Commission              (IRS Employer
       incorporation)                  File Number)          Identification No.)

1209 Orange Street, Wilmington, Delaware                            19801
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (302) 658-7581


                                    No Change
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         (Former name or former address, if changed since last report)




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Item 2.           Acquisition or Disposition of Assets.
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         On July 16, 1999, CompManagement Health Systems, Inc., an Ohio
corporation ("CompManagement") and a subsidiary of Health Power, Inc., a Delaware corporation ("Health Power"), purchased from Community Insurance Company, an Ohio corporation ("CIC") and a wholly owned subsidiary of Anthem Insurance Companies, Inc., an Indiana corporation ("AIC"), substantially all of the assets used in the operation of Anthem Managed Comp ("AMC"), a division of CIC. The purchase of these assets was made pursuant to the terms of an Asset Purchase Agreement dated May 12, 1999, as amended (the "Asset Purchase Agreement"), between CompManagement and CIC.

         CompManagement and AMC are each certified as managed care organizations by the Ohio Bureau of Workers' Compensation (the "Bureau"). Each provides managed care workers compensation administrative services to employers and injured workers, including services relating to provider relations, medical case management, and customer relations. CompManagement will operate the assets of AMC under a division known as "Integrated Comp." Together CompManagement and Integrated Comp will provide services to approximately 47,000 employers located throughout Ohio. The acquisition of the assets of AMC will also allow CompManagement to expand its operations into Kentucky and Indiana.

         The assets purchased by CompManagement include certain contract rights, including AMC's contract with the Bureau to operate a managed care organization, and substantially all furniture, equipment, supplies, and intangible assets used in the operation of AMC's business. The consideration for these assets was determined through negotiation by the parties. The aggregate purchase price was approximately $6.2 million. The Asset Purchase Agreement provides for a post-closing adjustment of this price based upon the number of employers, if any, who choose a managed care organization other than Integrated Comp during a thirty-day open enrollment period. CompManagement paid approximately $1.45 million of the purchase price on July 16, 1999, and will pay the balance of the purchase price on a deferred basis over a five-year period. Working capital was the source of funds used to pay the purchase price at the closing.

         Prior to the execution of the Asset Purchase Agreement, there was no material relationship between Health Power or CompManagement and CIC or AIC or any of their respective affiliates, directors or officers, or any associates of any such directors or officers.

         The description contained herein of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, as amended by a First Amendment to Asset Purchase Agreement dated June 30, 1999, as further amended by a Second Amendment to Asset Purchase Agreement dated July 16, 1999, which are attached hereto as Exhibit 2 and incorporated herein by reference.

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Item 7.           Financial Statements and Exhibits.
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                  (a)      Financial Statements of Businesses Acquired.
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         As of the date of the filing of this Current Report on Form 8-K, it is impracticable for Health Power to provide the financial statements required by this Item 7(a). No such financial statements are presently available. In accordance with Item 7(a)(4) of Form 8-K, the required financial statements will be filed by amendment under cover of Form 8-K/A no later than 60 days after July 31, 1999.

                  (b)      Pro Forma Financial Information
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         As of the date of the filing of this Current Report on Form 8-K, it is impracticable for Health Power to provide the pro forma financial information required by this Item 7(b). No such pro forma financial information is presently available. In accordance with Item 7(b)(2) of Form 8-K, the required pro forma financial information will be filed by amendment under cover of Form 8-K/A no later than 60 days after July 31, 1999.

                  (c)      Exhibits.
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         The following documents related to the acquisition of substantially all of the assets of AMC are being filed as an exhibit to this Form 8-K:

Exhibit
No.               Description of Exhibit
---               ----------------------

2 Asset Purchase Agreement dated May 12, 1999 between CompManagement and CIC, as amended by the First Amendment to Asset Purchase Agreement dated June 30, 1999, as further amended by the Second Amendment to Asset Purchase Agreement dated July 16, 1999.

99                Press release issued by CompManagement on July 19, 1999.

         Schedules and exhibits to the Asset Purchase Agreement have not been filed because Health Power believes that they do not contain information material to an investment decision which is not otherwise disclosed in the Asset Purchase Agreement. A list has been attached to the Asset Purchase Agreement briefly identifying the contents of the omitted schedules and exhibits. Health Power hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HEALTH POWER, INC.



Date:  July 30, 1999                      By /s/ BERNARD F. MASTER, D.O.
                                             ---------------------------------
                                                 Bernard F. Master, D.O.
                                                 Chairman, President, and Chief
                                                 Executive Officer


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                                  EXHIBIT INDEX



Exhibit
No.               Description of Exhibit
---               ----------------------

2 Asset Purchase Agreement dated May 12, 1999 between CompManagement and CIC, as amended by the First Amendment to Asset Purchase Agreement dated June 30, 1999, as further amended by the Second Amendment to Asset Purchase Agreement dated July 16, 1999.

99                Press release issued by CompManagement on July 19, 1999.